EX-FILING FEES

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Kaya Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.001 par value	457(c)	5,000,000	$0.10	$500,000	$0.0000927	$46.35
Fees Previously Paid
	Total Offering Amounts							$46.35

	Total Fee Offsets							—
		Net Fee Due						$46.35

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), the securities being registered hereunder also include such indeterminate number of additional shares of common stock as may from time to time be issued after the date hereof pursuant to the anti-dilution provisions contained in the employee benefit plan described herein.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act, based on the average of the high and low prices of the common stock of the registrant on the OTCQB tier of the over-the-counter market as reported by OTC Markets Group, Inc. on September 14, 2022.